Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated February 23, 2005 with respect to the consolidated financial statements of Analex Corporation and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2004, in the following Registration Statements:

1.	Registration Statement Number 333-37059 (Hadron, Inc. 1994 Stock Option Plan) on Form S-8

2.	Registration Statement Number 333-42035 (Hadron, Inc. 1997 Employee Stock Purchase Plan) on Form S-8

3.	Registration Statement Number 333-96297 (Hadron, Inc. 1994 Stock Option Plan) on Form S-8

4.	Registration Statement Number 333-96299 (Hadron, Inc. 1997 Employee Stock Purchase Plan) on Form S-8

5.	Registration Statement Number 333-60440 (Hadron, Inc. 1997 Employee Stock Purchase Plan) on Form S-8

6.	Registration Statement Number 333-60442 (Hadron, Inc. 2000 Stock Option Plan) on Form S-8

7.	Registration Statement Number 333-119095 on Form S-8

8.	Registration Statement Number 333-114251 on Form S-8

9.	Registration Statement Number 333-119096 on Form S-8

/s/ ERNST & YOUNG LLP

McLean,	Virginia
March	23, 2005